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EXHIBIT 4.2

                                    EXHIBIT B

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         YOSEMITE MORTGAGE FUND II, LLC

         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Member in Yosemite Mortgage Fund II, LLC, a California limited liability company (the "Company"), and agrees to purchase the number of units of limited liability company interest in the Company (the "Units") stated below in accordance with the terms and conditions of the Limited Liability Company Operating Agreement (the "Operating Agreement"), a copy of which is contained in the Prospectus of the Company, and tenders the amount required to purchase the Units ($10.00 per Unit, 1,000 Unit minimum purchase). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and
(b) the Manager of the Company has in its sole discretion accepted Investor's offer of purchase. A sale of Company Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The Manager will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement. Purchasers of Units whose payments have been held in the Escrow Account will be admitted as Members not later than 15 days following the closing of the Escrow Account and payment to the Company of the proceeds therein. Thereafter, purchasers of Units will be admitted as Members not later than the last day of the calendar month following the date their subscription was accepted by the Manager. Subscriptions shall be accepted or rejected no sooner than 5 business days and after 30 days of their receipt; if rejected, all funds shall be returned to the subscriber within 10 business days.

         2. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units ($10.00 per Unit) (Minimum 1,000 Units for $10,000).

         3. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

The undersigned hereby directs Capitol City Escrow, Inc., 3838 Watt Avenue, Suite F-610, Sacramento, CA 95821, as Escrow Agent, to pay to the Company the funds delivered by the Investor for the Units, to the extent the Investor's subscription has been accepted, subject to the Escrow Agent's receiving the Minimum Proceeds described in Section 3.1 below. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

                  3.1. As described in the Prospectus under Plan of Distribution, payments for Units will be held by the Escrow Agent in a segregated account (the Escrow Account) until the Escrow Agent has received payment for subscriptions accepted by the Company for not fewer than 500,000 Units (the Minimum Offering), corresponding to not less than an aggregate of $5,000,000 in subscription payments (the Minimum Proceeds).

                  3.2. If the Minimum Proceeds have not been received by the Escrow Agent on or before the end of the Escrow Agent's business day on ______________ 31, 2002, the Escrow Agent will promptly return your payments in full, with interest, if any has been earned, to you at the address shown on the Subscription Agreement Signature Page.

                  3.3. If the Minimum Proceeds have been received by the Escrow Agent on or before ______________ 31, 2002, the offering by the Company will continue, without use of Escrow Agent or any escrow agent, to seek to distribute in its initial public offering a total of 10,000,000 Units for $50,000,000. The Escrow Account will be closed upon the Escrow Agent's distribution of funds either (a) to the Company after the Escrow Agent receives the Minimum Proceeds, or (b) to the Investors, in accordance with Section 3.2. Proceeds from sales of Units in the offering following the close of the Escrow Account will be paid directly to the Company for its use as described in the Prospectus under Use of Proceeds.

         4. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and assures the Company that the Investor:

                  4.1. has received the Prospectus of the Company dated ______________, 2002;

                  4.2. understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  4.3. understands that Units are offered for a minimum investment of $10,000;

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                  4.4. understands that there will be no public market for the
         Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

                  4.5. meets the following suitability standards:

                           (a) if a resident of California has a minimum annual
                  gross income of $65,000 and net worth of $150,000 or in the alternative, a net worth of $250,000;

                           (b) if a resident from Oklahoma, a minimum annual
                  gross income of $60,000 and net worth of $60,000, or in the alternative, a net worth of $225,000;

                           (c) if a resident of any other state, a minimum
                  annual gross income of $45,000 and a minimum net worth of $45,000, or in the alternative, a minimum net worth of $150,000; net worth is determined exclusive of home, home furnishings and automobiles; and

                           (d) if purchasing for a fiduciary account, these
                  minimum standards are met by the beneficiary, the fiduciary account, or a donor or grantor who directly or indirectly supplies the funds to purchase Units if the donor or grantor is the fiduciary;

                  4.6. if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Company;

                  4.7. if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  4.8. fully indemnifies and holds harmless the Company, its Manager, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein;

                  4.9. understands that if this is a Uniform Gifts to Minors Act ("UGMA") or Uniform Transfers to Minors Act ("UTMA") custodial account, Investor represents and warrants that the Units belong to the minor and the Units, whether or not withdrawn, will only be used for the benefit of the minor. Investor also understands that the minor has the legal right to withdraw the Units for any purpose when he or she reaches the age that the custodianship terminates - usually 18 or 21 depending upon the state UGMA/UTMA law and/or terms of the custodianship.

         5. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a Member with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the Manager on behalf of the Company and payment in full of the subscription price, the undersigned shall become a Member for all purposes of the Operating Agreement.

         6. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

         7. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  7.1. any amendment to the Articles of Organization required or permitted under the laws of the State of California or of any other state to be filed or which the Manager deems advisable to prepare, execute and file;

                  7.2. any other instrument or document which may be required to be filed by the Company by any governmental agency or by the laws of any state, or which the Manager deems it advisable to file; and

                  7.3. any documents which may be required to effect the continuation of the Company, the admission of a substituted Member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

                  7.4. The foregoing grant of authority:

                           (a) is a Special Power of Attorney coupled with an
                  interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (b) may be exercised by the Manager for each Member
                  by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Company, acting as attorney-in-fact for all of them; and

                           (c) shall survive the delivery of an assignment by a
                  Member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         8. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

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         9. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

         10. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

         11. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, at a price of $10.00 per Unit, rather than being received in cash. See Prospectus at page __. So long as the Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan if it elects option A below. Option B below will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by your initials in the appropriate blank. If you initial neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

                  A.       ___      Investor elects to participate in the
                                    Company Distribution Reinvestment Plan.

                  B.       ___      Investor elects not to participate in the
                                    Company Distribution Reinvestment Plan and to receive distributions in cash.

         12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Company's records as follows:

Check one:     ___      Individual Ownership (for UGMA/UTMA custodial
                        accounts include date of birth and SSN of minor below)
               ___      Joint Tenants with Right of Survivorship (all joint
                        tenants must individually complete and sign application)
               ___      Tenants in Common (all tenants in common must
                        individually complete and sign application
               ___      Community Property (only one spouse required to complete
                        and sign application)
               ___      Custodian (Individual Retirement Accounts)
               ___      Other Qualified Retirement Plans
               ___      Revocable Grantor Trust (include copy of first and last
                        pages of trust document including signatures and section
                        discussing powers of trustees)
               ___      Irrevocable Trust (include copy of first and last
                        pages of trust document including signatures and
                        section discussing powers of trustees)
               ___      Corporation
               ___      Partnership
               ___      Nonprofit Organization

(Please Print)

Name________________________________________________________________________________________________________________________________
         First                                     Middle                               Last
         or Entity's legal name
------------------------------------------------------------------------------------------------------------------------------------
         Resident or Entity's Address
------------------------------------------------------------------------------------------------------------------------------------
         City                                                          State                              Zip Code

--------------------------------------------                                    -------------------------------------------
Home Telephone Number (if applicable)                                           Business Telephone Number (if applicable)
         (include area code)                                                            (include area code)
Date of Birth_________________________________________________                  (Needed for first five ownership types only)
Occupation____________________________________________________                  (Needed for first five ownership types only)
Marital Status (check one):    Single_______   Married________                  (Needed for first five ownership types only)
Citizenship:      U.S.______   Other__________________________                  (Needed for first five ownership types only)
Investment Objective:
         Current income with retention of capital______(check)

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Other (please explain):

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Investor's Financial Status and Suitability:

Fair Market Net Worth                       $__________________________
Liquid Fair Market Net Worth                $__________________________
Gross Income                                $__________________________
Investor's Years of Investment Experience   ___________________________
Investor's Tax Bracket (if individual)      ___________________________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Company:

Please initial here to acknowledge your understanding that if you move to a state in which the Company Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new
Units through your participation in the Dividend Reinvestment
Plan:__________________________

************************************************************************************************************************************
PLEASE COMPLETE THIS SECTION FOR SECOND INDIVIDUAL OF JTROS OR TENANTS IN COMMON ACCOUNTS

(Please Print)

Name________________________________________________________________________________________________________________________________
         First                                     Middle                               Last
         or Entity's legal name
------------------------------------------------------------------------------------------------------------------------------------
         Resident or Entity's Address
------------------------------------------------------------------------------------------------------------------------------------
         City                                                          State                              Zip Code

--------------------------------------------                                    -------------------------------------------
Home Telephone Number (if applicable)                                           Business Telephone Number (if applicable)
         (include area code)                                                            (include area code)
Date of Birth_________________________________________________                  (Needed for first five ownership types only)
Occupation____________________________________________________                  (Needed for first five ownership types only)
Marital Status (check one):    Single_______   Married________                  (Needed for first five ownership types only)
Citizenship:      U.S.______   Other__________________________                  (Needed for first five ownership types only)
Investment Objective:
         Current income with retention of capital______(check)
         Other (please explain):

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Investor's Financial Status and Suitability:

Fair Market Net Worth                       $__________________________
Liquid Fair Market Net Worth                $__________________________
Gross Income                                $__________________________
Investor's Years of Investment Experience   ___________________________
Investor's Tax Bracket (if individual)      ___________________________%

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Company:

Please initial here to acknowledge your understanding that if you move to a state in which the Company Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new
Units through your participation in the Dividend Reinvestment
Plan:__________________________

************************************************************************************************************************************

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         13. IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM
PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

         IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement and Power of Attorney.

Dated:  ______________, 200__

___________________________________     _______________________________________
Authorized Signature of Subscriber      Social Security Number or Federal Tax
                                                 Identification Number
___________________________________
Authorized Signature of Subscriber      _______________________________________
         (if more than one)             Social Security Number or Federal Tax
                                                 Identification Number

                                        ACCEPTED:

                                        Yosemite Mortgage Fund II, LLC

                                        By MFP Management LLC, Manager

                                        By: ____________________________________
                                               Steven M. Pontes, General Manager

                                        Dated: ______________, ______

         The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

         The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.

______________________________________  ________________________________________
Signature of Investment Firm Principal  Signature of Account Representative

______________________________________  ________________________________________
Please PRINT Name and Title             Please PRINT Account Representative Name

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                                   APPENDIX A

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
        THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE CODE)

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

         (1) to the issuer;

         (2) pursuant to the order or process of any court;

         (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

         (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

         (5) to the holders of securities of the same class of the same issuer;

         (6) by way of gift or donation inter vivos or on death;

         (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

         (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

         (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

         (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

         (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

         (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

         (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

         (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

         (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

         (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

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IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY
INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

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